Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Featured at COP28 and Endorses Net Zero Nuclear Industry Pledge

Corpus Christi, TX, December 8, 2023 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report President and Chief Executive Officer, Amir Adnani, spoke at COP28 on sustainable uranium mining and on the growing role of carbon-free nuclear power to meet the increasing global demand for low-cost and net-zero energy supply.

Mr. Adnani was also featured in the COP28 Leadership Interviews to discuss UEC’s role as the fastest growing uranium company in the world, adopting best practices to enhance sustainability and the Company’s 18-year evolution, developing into a long-term and low-carbon supplier with stable North American assets. The interview may be viewed at https://www.reuters.com/plus/acumen-stories/cop-28/uec.

Additionally, UEC is one of 120 companies endorsing the Net Zero Nuclear Industry Pledge, launched at COP28 on December 5, 2023, committing to industry support for at least a tripling of global nuclear capacity by 2050. Led by the United States, 22 countries including France, the United Kingdom, the United Arab Emirates, Japan, South Korea, and Canada declared to triple global nuclear energy capacity by 2050 from the 2020 base in support of their net-zero transitions. Participating countries would encourage the World Bank and other international and regional development banks to include nuclear energy in energy lending policies.

Amir Adnani stated: “We have seen a step-change across the globe with an increasing number of countries adopting plans and programs to restart, extend the life of and build new nuclear plants in the quest for clean, safe, highly reliable and cost-effective electricity that nuclear power provides. This drive for global clean energy, along with uranium supply and demand fundamentals, has tightened the uranium market, transforming it from an inventory burdened to a production driven market.”

Mr. Adnani continued: “The need for energy security, geopolitical instabilities, increasing trade barriers, and clean energy are shifting the world’s energy outlook. Our commitment to net-zero, as well as our safe and stable mining jurisdictions positions UEC as a low risk and low-cost supplier to meet the growing demand for nuclear power’s uranium requirements.”

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly ISR uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms located in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of North American warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.